EXHIBIT 10.17
Sears Holdings Corporation
2013 Stock Plan

RESTRICTED STOCK
AWARD AGREEMENT:
TERMS AND CONDITIONS -

This document, the Restricted Stock Award Agreement (the “Stock Agreement”), sets out the Terms and Conditions of a Restricted Stock Share Award (also referred to as RSS Awards) granted under the Sears Holdings Corporation 2013 Stock Plan (the “Plan”). Under the terms of the Plan, RSS Awards can be issued to Eligible Individuals (as such term is defined under the Plan). An Eligible Individual who is granted an RSS Award is a “Grantee”. The details of a Grantee’s RSS Award shall be set forth in the grant details page for the Grantee on the electronic website of the third party recordkeeper for the Plan (“Grant Details”).
§ 1. VESTING. The number of shares of Restricted Stock Share (or RSS) shall vest on the corresponding date(s) set forth in the vesting schedule included in the Grant Details (each, a “Vesting Date”), subject to § 2 and provided that on each Vesting Date, the Grantee is an active employee of the Sears Holdings Corporation (the “Company”) or a Subsidiary (as defined in the Plan) and has been in the continuous employment of the Company or a Subsidiary from the grant date through such Vesting Date (without consideration of any severance-related salary continuation period, if applicable).
§ 2. FORFEITURE. All unvested shares of Restricted Stock shall be automatically cancelled and forfeited upon Grantee’s termination of employment with the Company and its Subsidiaries prior to vesting. For purposes of clarity, if Grantee is entitled to and receives severance-related salary continuation prior to vesting, any unvested shares of Restricted Stock shall be automatically cancelled and forfeited upon the effective date of the salary continuation period.
§ 3. GRANTEE’S RIGHTS DURING RESTRICTED PERIOD.
(a)    Except as otherwise provided in the Plan or this Stock Agreement, during any period when the shares of Restricted Stock are forfeitable, the Grantee may exercise all the rights of a shareholder with respect to the shares of Restricted Stock, including the right to vote such shares and to receive any ordinary cash dividends (free of vesting requirements). The Grantee’s rights to a dividend other than an ordinary cash dividend shall be subject to the terms of the Plan. The Grantee will not be entitled to voting or dividend rights with respect to record dates occurring before the grant date, nor with respect to record dates occurring on or after the date, if any, on which the Grantee forfeits the shares of Restricted Stock.
(b)    No rights granted under the Plan or this Stock Agreement and no shares issued pursuant to a Restricted Stock Award shall be transferable by the Grantee other than by will or by the laws of descent and distribution prior to the time the Grantee’s interest in such shares has become fully vested. The transferability of the shares shall also be limited by any legend restricting transferability on any certificates representing such shares.
(c)    No physical certificates evidencing the shares of Restricted Stock will be issued to the Grantee. Instead, the shares of Restricted Stock will be evidenced by certificates held by or on behalf of the Company, in book-entry form, or otherwise, as determined by the Company.
§ 4. DELIVERY OF VESTED SHARES.

TERMS AND CONDITIONS
RESTRICTED STOCK
AWARD AGREEMENT

(a)    Shares of Restricted Stock that have vested in accordance with § 1 shall be delivered (via certificate or such other method as the Compensation Committee (“Committee”) of the Company’s Board of Directors determines) to the Grantee as soon as practicable after vesting occurs.
(b)    By accepting shares of Restricted Stock, the Grantee agrees not to sell shares at a time when applicable laws or the Company’s rules prohibit a sale. This restriction will apply as long as the Grantee is an employee, consultant or director of the Company or a Subsidiary.
(c)    To the extent that Grantee does not vest in any shares of Restricted Stock, all interest in such shares shall be forfeited. The Grantee has no right or interest in any share of Restricted Stock that is forfeited.
(d)    The Company shall have the right to refuse to issue or transfer any shares under this Stock Agreement if the Company acting in its absolute discretion determines that the issuance or transfer of such Stock might violate any applicable law or regulation.
§ 5. WITHHOLDING. The Grantee must pay to the Company any applicable federal, state or local withholding tax related to the Restricted Stock when due under applicable law. The Committee (or its authorized delegate) shall also have the right, but not the obligation, to reduce the number of shares of Stock delivered to the Grantee to satisfy the minimum applicable tax withholding requirements.
§ 6. NO EMPLOYMENT RIGHTS. Nothing in the Plan or this Stock Agreement or any related material shall give the Grantee the right to continue in the employment of the Company or any Subsidiary or adversely affect the right of the Company or any Subsidiary to terminate the Grantee’s employment with or without cause at any time.

TERMS AND CONDITIONS
RESTRICTED STOCK
AWARD AGREEMENT

§ 7. MISCELLANEOUS.
(a)    This Stock Agreement shall be subject to all of the provisions, definitions, terms and conditions set forth in the Plan and any interpretations, rules and regulations promulgated by the Committee from time to time, all of which are incorporated by reference in this Stock Agreement. In the event of any difference between the provisions of this Stock Agreement and the terms of the Plan, the terms of the Plan will control.
(b)    The Plan and this Stock Agreement shall be governed by the laws of the State of Illinois (without regard to its choice-of-law provisions).
(c)    Any written notices provided for in this Stock Agreement that are sent by U.S. mail shall be deemed received three (3) business days after mailing, but not later than the date of actual receipt. Written notices may also be sent by electronic mail to Grantee’s Company-issued electronic mail address (or with Grantee’s advance consent to another electronic mail address provided by Grantee). Notices shall be directed, if to Grantee, at Grantee’s U.S. mail address or Company-issued electronic mail address (which notice may include an electronic link to the website of the third party recordkeeper that maintains the Grant Details), as indicated by the Company’s records and, if to the Company, at the Company’s principal executive office.
(d)    If one or more of the provisions of this Stock Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provisions shall be deemed null and void; however, to the extent permissible by law, any provisions which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Stock Agreement to be construed so as to foster the intent of this Stock Agreement and the Plan.
(e)    This Stock Agreement (which incorporates the terms and conditions of the Plan) constitutes the entire agreement of the parties with respect to the subject matter hereof. This Stock Agreement supersedes all prior discussions, negotiations, understandings, commitments and agreements with respect to such matters.
(f)    The Committee may from time to time amend the terms of this Stock Agreement to the extent permitted under the terms of the Plan, and the shares of Restricted Stock are subject to adjustment in the event of a corporate transaction involving the Company as provided in the Plan.
(g)    The prospectus delivered to Grantee in connection with this Stock Agreement contains additional information concerning the Plan, including additional tax information.
(h)    Upon the grant of a Restricted Stock Award, Grantee is deemed to have accepted the award and thereby agrees and acknowledges that at all times, and notwithstanding any vesting or forfeiture of the Restricted Stock, Grantee will hold in strict confidence and will not disclose the terms of this award to any third party, except to Grantee’s spouse, financial advisor or legal counsel or as otherwise required by law. In the event Grantee discloses such information to Grantee’s spouse, financial advisor or legal counsel, such individual(s) shall also be bound by the confidentiality obligations set forth herein.

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